Exhibit 4.5-D

                              CERTIFICATE OF TRUST
                                       OF
                        GEORGIA POWER CAPITAL TRUST VIII

         THIS CERTIFICATE OF TRUST of Georgia Power Capital Trust VIII (the "Trust"), dated March 23, 2001, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is Georgia Power Capital Trust VIII.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                   CHASE MANHATTAN BANK USA,
                                   NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                            ---------------------------
                                            Name:    John J. Cashin
                                            Title:   Vice President